                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                          HIGH COUNTRY BANCORP, INC.



                                   ARTICLE I

                                     NAME

     The name of the corporation is High Country Bancorp, Inc. (hereinafter, the "Corporation"), and the address of the initial principal office of the Corporation is 130 West 2nd Street, Salida, Colorado 81201.


                                  ARTICLE II

                               REGISTERED OFFICE

     The address of the Corporation's registered office in the State of Colorado is 130 West 2nd Street, Salida, Colorado 81201. The name of the Corporation's registered agent at such address is Larry D. Smith.


                                  ARTICLE III

                                    POWERS

     The purpose for which the Corporation is organized is to act as a savings institution holding company and to transact all other lawful business for which corporations may be incorporated pursuant to the laws of the State of Colorado. The Corporation shall have all the powers of a corporation organized under the Colorado Business Corporation Act.


                                  ARTICLE IV

                                     TERM

     The Corporation is to have perpetual existence.


                                   ARTICLE V

                                 INCORPORATOR

     The name and mailing address of the incorporator is as follows:

          Name                     Mailing Address
          ----                     ---------------

     Larry D. Smith                130 West 2nd Street
                                   Salida, Colorado 81201

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                                  ARTICLE VI

                                 CAPITAL STOCK

     The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 4,000,000 of which 3,000,000 are to be shares of common stock, $0.01 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $0.01 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article VI or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

     A.   Common Stock.  Except as provided in these Articles, the holders of
          ------------
the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as otherwise expressly set forth in these Articles.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

     Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation, except as otherwise expressly set forth in these Articles.

     B.   Serial Preferred Stock.  Except as provided in these Articles, the
          ----------------------
board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

     (1) the distinctive serial designation and the number of shares constituting such series;

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     (2)  the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (3) the voting powers, full or limited, if any, of the shares of such series;

     (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

     (5) the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

     (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

     (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except as otherwise expressly set forth in these Articles.

                                  ARTICLE VII

                               PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

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                                 ARTICLE VIII

                             REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                  ARTICLE IX

                  MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     A. Notwithstanding any other provision of these Articles or the bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons, except as provided by Colorado law.

     C. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, the following shall constitute a valid means by which a stockholder may grant such authority.

          1. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder's attorney-in-fact.

          2. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.

          3. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     D. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

     E. Meetings of stockholders may be held at such place as the bylaws may provide.

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                                   ARTICLE X

                     NOTICE FOR NOMINATIONS AND PROPOSALS

     A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation, by a committee appointed by the Board of Directors for this purpose, or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

     B. Each such notice given by a stockholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;
(ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no new business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

     C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                  ARTICLE XI

                                   DIRECTORS

     A.   Number; Vacancies.  The number of directors of the Corporation shall
          -----------------
be such number, not less than five nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be set forth from time to time in the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

     B.   Qualifications.  Each director of the Corporation must at all times
          --------------
be a resident of the State of Colorado. For the purposes of this section, "resident" means any natural person who occupies a dwelling within Colorado, has an intention to remain within Colorado for a period of time (manifested by establishing a physical, on-going, non transitory presence within Colorado) and continues to reside in Colorado for the term of his or her directorship.

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     C.   Classified Board.  The board of directors of the Corporation shall be
          ----------------
divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of this Article XI, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes III or II as follows: (i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class III; and (ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class III and the other in Class II. At the first annual meeting of stockholders, directors of Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter.
At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law or by the terms and provisions of the preferred stock of the Corporation, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                  ARTICLE XII

                             REMOVAL OF DIRECTORS

     Notwithstanding any other provision of these Articles or the bylaws of the Corporation, no member of this board of directors of the Corporation may be removed, except for cause, and then only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XII shall not apply with respect to the director or directors elected by such holders of preferred stock.

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                                 ARTICLE XIII

                         ACQUISITION OF CAPITAL STOCK

     A.   Five-Year Prohibition.  For a period of five years from the
          ---------------------
effective date of the completion of the conversion of Salida Building and Loan Association, Salida, Colorado, from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as defined in Article XIV hereof. In addition, for a period of five years from the completion of the conversion of Salida Building and Loan Association from mutual to stock form (which entity shall become a wholly owned subsidiary of the Corporation upon such conversion), and notwithstanding any provision to the contrary in these Articles or in the bylaws of the Corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Corporation in violation of this Article XIII, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     B.   Prohibition After Five Years.  If, at any time after five years from
          ----------------------------
the effective date of the completion of the conversion of Salida Building and Loan Association from mutual to stock form (which entity shall become a wholly-owned subsidiary of the Corporation upon such conversion), any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Article XIV hereof, then the record holders of Voting Stock, as defined in Article XIV hereof, of the Corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of Voting Stock of the Corporation which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, such record holders in the aggregate shall be entitled to cast only one-hundredth (1/100) of a vote, and the aggregate voting power of such record holders, so limited for all shares of Voting Stock of the Corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting power, prior to imposing the limitations of this paragraph B, of the outstanding shares of Voting Stock of the Corporation beneficially owned by such record holder by a fraction whose numerator is the number of votes equal to 10% of the shares of Voting Stock of the Corporation and whose denominator is the total number of votes represented by the shares of Voting Stock of the Corporation that are beneficially owned by such acquiring person; any share held by such record holder in excess of the allocated amount as determined in accordance with the previous clause shall be entitled to cast one-hundredth of a vote. A person who is a record owner of shares of Voting Stock of the Corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring persons.

     C.   Definitions.  The term "person" means an individual, a group acting in
          -----------
concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding, voting or disposing of securities of the Corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term group "acting in concert" includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (b) a combination or pooling of voting or other interest in the Corporation's outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as in effect on the date of filing of these Articles.

     D.   Exclusion for Employee Benefit Plans, Directors, Officers, Employees
          --------------------------------------------------------------------
and Certain Proxies.  The restrictions contained in this Article XIII shall not
-------------------
apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the Corporation, (ii) any proxy granted to one or more Continuing Directors, as defined in Article XIV hereof, by a stockholder of the Corporation or (iii) any employee benefit plans of the Corporation. In addition, the Continuing Directors, as defined in Article XIV hereof, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors, as defined in
Article XIV hereof, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XIII should any such person or group become a beneficial owner of more than 10% of any class of equity security of the Corporation.

     E.   Determinations.  A majority of the Continuing Directors, as defined in
          --------------
Article XIV hereof, shall have the power to construe and apply the provisions of this Article XIII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to
(a) the number of shares beneficially owned by any person, (b) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (c) the application of any other definition or operative provision of this Article XIII to the given facts or (d) any other matter relating to the applicability or effect of this
Article XIII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to this Article XIII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                                  ARTICLE XIV

                   APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     A. (1) Except as otherwise expressly provided in this Article XIV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and
     (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (a) any merger or consolidation of the Corporation with or into a Related Person (as hereinafter defined);

               (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other capital device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

          (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

          (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

          (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

          (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation; and

          (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIV.

          (2) Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

          (3) The term "Business Combination" as used in this Article XIV shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

     B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     C.   For the purposes of this Article XIV the following definitions apply:

          (1) The term "Principal Shareholder" shall mean and include any individual, corporation, partnership, or other person or entity which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as hereinafter defined) in the aggregate ten percent (10%) or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnership, or other person or entity.

          (2) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "Affiliates" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Act of 1934) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "Affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of
     1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (3) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (4) The term "Voting Stock" shall mean the stock of the Corporation entitled to vote in the election of directors.

          (5) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          (6) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

          (7) Any corporation, partnership, person, or entity will be deemed to be a "Beneficial Owner" of or to own beneficially any share or shares of stock of the Corporation: (a) which it owns directly, whether or not of record; or (b) which it has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or arrangement or understanding or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise, or which it has the right to vote pursuant to any agreement, arrangement, or understanding; or (c) which are owned directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any Affiliate or Associate; or (d) which are owned directly or indirectly (including shares deemed to be owned through application of clause (b) above) by any other corporation, person, or entity with which it or any of its Affiliates or Associates have any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock.

     For purpose only of determining the percentage of the outstanding shares of Voting Stock which any corporation, partnership, person, or other entity beneficially owns, directly or indirectly, the outstanding shares of Voting Stock will be deemed to include any shares of Voting Stock which such corporation, partnership, person or other entity beneficially owns pursuant to the foregoing provisions of this subsection (whether or not such shares of Voting Stock are in fact issued or outstanding), but shall not include any other shares of Voting Stock which may be issuable either immediately or at some future date pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options, or otherwise.

                                  ARTICLE XV

                            FAIR PRICE REQUIREMENTS

     A.   General Requirement.  No "Business Combination" (as defined in
          -------------------
Article XIV hereof) shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

          1. The ratio of (a) the aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination to (b) the "Market Price" (as hereinafter defined) of the common stock of the Corporation immediately prior to the announcement of the Business Combination or the solicitation of the holders of the common stock of the Corporation regarding the Business Combination, whichever is first, shall be at least as great as the ratio of (x) the highest price per share previously paid by the "Principal Shareholder" (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time Beneficially Owned, directly, or indirectly, by the Principal Shareholder to (y) the Market Price of the common stock of the Corporation on the trading date immediately prior to the earliest date on which the Principal Shareholder (whether before or after it became a

Principal Shareholder) purchased any shares of common stock of the Corporation during the two year period prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share (or, if the Principal Shareholder did not purchase any shares of common stock of the Corporation during the two year period, the Market Price of the common stock of the Corporation on the date of two years prior to the date on which the Principal Shareholder acquired the shares of common stock of the Corporation at any time owned by it for which it paid the highest price per share).

      2. The aggregate amount of the cash and the fair market value of the other consideration to be received per share by the holders of the common stock of the Corporation in the Business Combination shall be not less than the highest price per share previously paid by the Principal Shareholder (whether before or after it became a Principal Shareholder) for any of the shares of common stock of the Corporation at any time Beneficially Owned, directly or indirectly, by the principal Shareholder.

      3. The consideration to be received by the holders of the common stock of the Corporation in the Business Combination shall be in the same form and of the same kind as the consideration paid by the Principal Shareholder in acquiring the majority of the shares of common stock of the Corporation already Beneficially Owned, directly or indirectly, by the Principal Shareholder.

     The conditions imposed by this Article XV shall be in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the Corporation) otherwise imposed by law, by any other Article of these Articles, by any resolution of the board of directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange or national securities quotation system.

     B.   Certain Definitions.  For the purpose of this Article XV, the
          -------------------
definitions of "Business Combination," "Principal Shareholder," "Substantial Part," "Voting Stock," and "Beneficial Owner" set forth in Article XIV hereof will apply to this Article XV.

     The "Market Price" of the common stock of the Corporation shall be the mean between the high "bid" and the low "asked" prices of the common stock in the over-the-counter market on the day on which such value is to be determined or, if no shares were traded on such date, on the next preceding day on which such shares were traded, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), the Nasdaq Bulletin Board or other national quotation service. If the common stock of the Corporation is not regularly traded in the over-the-counter market but is registered on a national securities exchange or traded in the national over-the-counter market, the market value of the common stock shall mean the closing price of the common stock on such national securities exchange or market on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Incorporated or other national quotation service. If no such quotations are available, the fair market value of the date in question of a share of such stock as determined by the board of directors in good faith; and in the case of property other than cash or stock, the fair market value of such property other than cash or stock, the fair market value of such property on the date in question as determined by the board of directors in good faith.

     C.   Exceptions.  The provisions of this Article XV shall not apply to a
          ----------
Business Combination which was approved by two-thirds of those members of the board of directors of the Corporation who were directors prior to the time when the Principal Shareholder became a principal Shareholder. The provisions of which this Article XV also shall not apply to a Business Combination which (a) does not change any shareholder's percentage ownership in the shares of stock entitled to vote in the election of directors of any successor of the Corporation from the percentage of the shares of Voting Stock Beneficially Owned by such shareholder; (b) provides for the provisions of this Article XV, without any amendment, change, alteration, or deletion, to apply to any successor to the Corporation; and (c) does not transfer all or a Substantial Part of the Corporation's assets other than to a wholly-owned subsidiary of the Corporation; provided, however, that nothing contained in this Article XV shall permit the Corporation to issue any of its shares of

Voting Stock or to transfer any of its assets to a wholly-owned subsidiary of the Corporation if such issuance of shares of Voting Stock or transfer of assets is part of a plan to transfer such shares of Voting Stock or assets to a Principal Shareholder.

     D.   Additional Provisions.  Nothing contained in this Article XV shall be
          ---------------------
construed to relieve a Principal Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article XV shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholders.

     E. Notwithstanding Article XX or any other provisions of these Articles or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or the bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series) shall be required to amend or repeal or adopt any provisions inconsistent with this
Article XV.


                                  ARTICLE XVI

                      EVALUATION OF BUSINESS COMBINATIONS

     In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the shareholders, when evaluating a Business Combination (as defined in Article XIV) or a tender or exchange offer, the board of directors of the Corporation may, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                 ARTICLE XVII

                                   LIABILITY

     A.   Elimination of Directors' Liability.  Directors of the Corporation
          -----------------------------------
shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XVII shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act pertaining to unlawful distributions, or (iv) for any transaction from which a director derived an improper personal benefit. If the Colorado Business Corporation Act is amended after the effective date of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

     B.   Limitation of Director's and Officer's Liability.  No director or
          ------------------------------------------------
officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless such director or officer was personally involved in the situation giving rise to the litigation or unless such director or officer committed a criminal offense in connection with such situation.

     Any repeal or modification of the forgoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE XVIII

                                INDEMNIFICATION

     A.   Indemnification. The Corporation shall indemnify any person who was
          ---------------
or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Colorado law.

     B.   Advancement of Expenses.  Reasonable expenses incurred by an officer,
          -----------------------
director, employee, fiduciary or agent of the Corporation in defending any action, suit, or proceeding described in Section A of this Article XVIII may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit, or proceeding) or as otherwise required and to the fullest extent permitted by Colorado law, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

                                  ARTICLE XIX

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of these Articles or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XX

                    AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IX, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX and this Article XX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); except that such repeal, alteration, amendment or rescission may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Continuing Directors, as defined in Article XIV of these Articles.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Corporation Act of the State of Colorado, do make these Articles, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of August , 1997.


                                        /s/ Larry D. Smith
                                        ---------------------------
                                        Larry D. Smith
                                        Incorporator

Attest: /s/ Richard A. Young
        --------------------
                                       15